EXHIBIT 99.2
                         Notice of Guaranteed Delivery
                        To Tender Shares of Common Stock
           (Including the Associated Preferred Stock Purchase Rights)
                                       of
                                  Borden, Inc.


    As set forth under "The Exchange Offer--Procedure for Tendering Shares of
Borden Common Stock" in the Offering Circular/Prospectus described below, this instrument or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if certificates for Borden Shares (as defined below) and the associated Preferred Stock Purchase Rights (the "Rights") are not immediately available or the certificates for Borden Shares (or Rights if applicable) and all other required documents cannot be delivered to the Exchange
Agent referred to below on or prior to the Expiration Date (as defined in the Offering Circular/Prospectus described below) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent referred to below.


                 The Exchange Agent for the Exchange Offer is:


                    FIRST CHICAGO TRUST COMPANY OF NEW YORK



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
              BY MAIL:                 BY FACSIMILE TRANSMISSION:           BY HAND OR OVERNIGHT
                                                                                 DELIVERY:
    First Chicago Trust Company              (201) 222-4720             First Chicago Trust Company
            of New York                      (201) 222-4721                     of New York
        Tenders & Exchanges               Confirm by Telephone:             Tenders & Exchanges
     P.O. Box 2563--Suite 4660               (201) 222-4707                    14 Wall Street
      Jersey City, New Jersey                                            Suite 4680--BOR, 8th Floor
             07303-2563                                                   New York, New York 10005


    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Borden Acquisition Corp., a New Jersey corporation, upon the terms and subject to the conditions set forth in the
Offering Circular/Prospectus dated November   , 1994 (the "Offering
Circular/Prospectus") and in the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.625 per share (the "Borden Shares"), and the number of Rights, indicated below, of Borden, Inc., a New Jersey corporation, pursuant to the guaranteed delivery procedure set forth under "The Exchange Offer--Procedure for Tendering Shares of Borden Common Stock" in the Offering Circular/Prospectus.

Signature(s)...........................   Address(es)...........................

Name(s) of Record Holders                 ......................................
                                                                        ZIP CODE
 ......................................
         PLEASE TYPE OR PRINT             Area Code and Tel. No(s)..............

Number of Borden Shares and Rights.....   (Check one box if Borden Shares and
                                          Rights will be tendered by book-entry
Certificate Nos. (If Available)           transfer)

 ......................................   / / The Depository Trust Company

 ......................................   / / Midwest Securities Trust Company

Dated............................19 ...   / / Philadelphia Depository Trust
                                              Company

                                          Account Number........................

                                          ......................................

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, (a) guarantees to deliver to the Exchange Agent either the certificates evidencing all tendered Borden Shares, in proper form for transfer, or to deliver Borden Shares pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offering Circular/Prospectus) in the case of a book-entry delivery, and any other required documents, all within five New York Stock Exchange, Inc. ("NYSE") trading days after the date hereof and (b) guarantees, if applicable, to deliver certificates representing the Rights ("Rights Certificates") in proper form for transfer, or, if available, to deliver such Rights pursuant to the procedure for book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility together with, if Rights are forwarded separately, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message in the case of a book-entry delivery, if available, and any other required documents, all within five NYSE trading days after the date hereof or, if later, five business days after Rights Certificates are distributed to holders of Shares.

.....................................      .....................................
          NAME OF FIRM                               AUTHORIZED SIGNATURE

.....................................      Name ................................
           ADDRESS                                 PLEASE TYPE OR PRINT

.....................................      Title ...............................
                        ZIP CODE

Area Code and Tel. No. ..............      Dated..........................19 ...



NOTE: DO NOT SEND CERTIFICATES FOR BORDEN SHARES OR RIGHTS WITH THIS NOTICE.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.